Exhibit 99.1

News Release

INTERDIGITAL RECEIVES INITIAL DETERMINATION IN USITC PATENT INFRINGEMENT INVESTIGATION OF NOKIA, HUAWEI AND ZTE

WILMINGTON, DEL. — June 28, 2013 — InterDigital, Inc. (NASDAQ: IDCC), a wireless research and development company, today announced that it has received notice that the Administrative Law Judge (ALJ) overseeing the U.S. International Trade Commission (ITC or Commission) Investigation No. 337-TA-800 of Nokia, Huawei and ZTE has issued an initial determination (ID) finding no violation of Section 337 of the Tariff Act of 1930. The ALJ found that one of InterDigital’s asserted patents was infringed, but the asserted claims of that patent were found to be invalid in light of prior art. He further found that four of InterDigital’s patents were not proven invalid but are not infringed, and that the remaining two asserted patents were invalid and not infringed.

Importantly, the ALJ indicated that the respondents have not prevailed on any equitable, FRAND, or license defense. The ALJ also determined that InterDigital satisfied the domestic industry requirement as to all asserted patents.

“We strongly disagree with the ALJ’s determinations with regard to noninfringement and invalidity. We will petition the ITC for review of the ID, and we are confident that the strength of our portfolio will, in due course, result in a favorable outcome," said William J. Merritt, President and Chief Executive Officer of InterDigital.

InterDigital will promptly file for review by the full Commission. The Commission has established a date of October 28, 2013 for issuing a final determination, and has been active in reviewing ALJ initial determinations.

The company will be hosting a conference call to discuss the ID on Tuesday, July 2 at 8:30 AM Eastern Time. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the Live Webcast under the Events section on the homepage. The company encourages participants to take advantage of the Internet option.

For telephone access to the conference, please call 888-684-1278 within the United States or 913-981-5572 outside the United States. Please call by 8:15 a.m. Eastern Time on July 2 and ask the operator for the InterDigital ITC discussion.

An Internet replay of the conference call will be available on InterDigital's website under the Events and Presentations section on the Investors page. In addition, a telephone replay will be available from 11:30 a.m. Eastern Time on July 2 through 11:30 a.m. Eastern Time on July 7. To access the recorded replay, call (888) 203-1112 or (719) 457-0820 and use the replay code 6971280.

About InterDigital®

InterDigital develops fundamental wireless technologies that are at the core of mobile devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading wireless companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.

InterDigital is a registered trademark of InterDigital, Inc.

For more information, visit: www.interdigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current expectations with respect to Commission review. Words such as “will,” "expects," "intends," variations of such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, but not limited to, an adverse decision by the full Commission. We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

###

Contact: Patrick Van de Wille Email: patrick.vandewille@interdigital.com +1 (858) 210-4814